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                                 Exhibit 23(h)(1)
                     Amendment to Transfer Agency Agreement
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                     AMENDMENT TO TRANSFER AGENCY AGREEMENT

     THIS AMENDMENT is effective January 1, 2005 to the Transfer Agency Agreement dated December 8, 2003, (the "Agreement"), between Transamerica IDEX Mutual Funds (the "Fund"), a Massachusetts business trust and registered investment company, and successor to IDEX II, with its principal place of business at 570 Carillon Parkway, St. Petersburg, Florida 33716 and AEGON/Transamerica Investor Services, Inc. ("ATIS"), a registered transfer agent and successor to Idex Investor Services, Inc. with offices at 570 Carillon Parkway, St. Petersburg, Florida 33716.

     WHEREAS, Transamerica Fund Services, Inc. ("TFS") and ATIS. entered into a Plan and Agreement of Merger Agreement wherein TFS would assume the assets and liabilities of ATIS; and

     WHEREAS, TFS is a transfer agent registered with the Securities and Exchange Commission;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereto, the parties agree as follows:

     TRANSFER AGENCY CHANGE. Any references to AEGON/Transamerica Investor Services, Inc. as the Transfer Agent to the Fund will now be revised to mean Transamerica Fund Services, Inc., a Florida Corporation and registered transfer agent with offices at 570 Carillon Parkway, St. Petersburg, Florida, 33716, effective January 1, 2005.

     In all other respects, the Agreement, dated December 8, 2003, as amended from time to time, is confirmed and remains in full force and effect.

     The parties hereto have caused this amendment to be executed as of December 31, 2004.

                                      AEGON/TRANSAMERICA INVESTOR SERVICES, INC.


                                      By: /s/ Kyle A. Keelan
                                          --------------------------------------
                                          Kyle A. Keelan
                                          Senior Vice President - Operations


                                      TRANSAMERICA FUND SERVICES, INC.


                                      By: /s/ Kyle A. Keelan
                                          --------------------------------------
                                          Kyle A. Keelan
                                          Senior Vice President - Operations


                                      TRANSAMERICA IDEX MUTUAL FUNDS


                                      By: /s/ Kim D. Day
                                          --------------------------------------
                                          Kim D. Day
                                          Vice President, Treasurer and
                                          Chief Financial Officer